UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2008
PAREXEL INTERNATIONAL CORPORATION

(Exact name of registrant as specified in charter)

Massachusetts	000-21244	04-2776269

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Street, Waltham, Massachusetts	02451

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 487-9900
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under An Off-Balance Sheet Arrangement of a Registrant.
Item 8.01 Other Events
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-2.1 Implementation Agreement dated June 13, 2008
EX-2.2 Rule 2.5 Announcement
EX-10.1 Credit Agreement dated June 13, 2008
EX-99.1 Press Release dated June 13, 2008

Item 1.01. Entry into a Material Definitive Agreement.
Agreement to Acquire ClinPhone plc; Implementation Agreement
On June 13, 2008, PAREXEL International Holding UK Limited (“BidCo”), a wholly owned subsidiary of PAREXEL International Corporation (“PAREXEL”) incorporated in England and Wales, entered into an Implementation Agreement (the “Implementation Agreement”) with ClinPhone plc, a company incorporated in England and Wales and traded on the London Stock Exchange (“ClinPhone”). Pursuant to the Implementation Agreement, PAREXEL issued an announcement (the “Rule 2.5 Announcement”) pursuant to Rule 2.5 of the City Code on Takeovers and Mergers (the “City Code”) disclosing that PAREXEL and ClinPhone had agreed on the terms of a recommended cash offer (the “Offer”) to be made by BidCo for the acquisition (the “Acquisition”) of all of the issued and to be issued ordinary share capital of ClinPhone, for cash of 135 pence per share. The offer price represents a premium of (i) 31% to the ClinPhone share closing price of 103 pence on June 12, 2008, the last Business Day before the date of this announcement; and (ii) 86% to the ClinPhone share price on the London Stock Exchange of 72.5 pence on February 14, 2008, the last business day before the start of the “Offer Period” commencing on (and including) February 15, 2008 and ending on the date on which the acquisition becomes effective in accordance with its terms. The Offer is conditional, among other things, on PAREXEL obtaining certain competition and anti-trust clearances, if required, including clearances from the EU and US anti-trust authorities. The acquisition values the entire issued ordinary share capital of ClinPhone at approximately £91 million, or approximately US$182 million based on the exchange rate on June 12, 2008. The acquisition is expected to close in the first quarter of PAREXEL’s Fiscal Year 2009, or by September 30, 2008.
PAREXEL and ClinPhone intend the Offer will be implemented by way of a court-sanctioned scheme of arrangement (the “Scheme”) under Part 26 of the Companies Act 2006 involving a Capital Reduction under section 135 of the Companies Act 1985 (the “Capital Reduction”). The Offer will be put to the ClinPhone shareholders at a meeting of the ClinPhone shareholders convened pursuant to an order of the High Court of Justice in England and Wales (the “Court Meeting”) and at a general meeting of the ClinPhone shareholders in connection with the Scheme (the “General Meeting”). In order to become effective, the Scheme must be approved by a majority in number of the holders of Scheme Shares (or any relevant class or classes thereof), present and voting either in person or by proxy, at the Court Meeting (or at any adjournment of such meeting) representing three-fourths or more in value of the Scheme Shares voted by the holders of the Scheme Shares. “Scheme Shares” are the ClinPhone shares (a) in issue at the date of the Scheme document, (b) issued after the date of the Scheme document and prior to the voting record time in respect of the Court Meeting, and (c) issued on or after the voting record time in respect of the Court Meeting and on or prior to the record time for the reduction in ClinPhone’s share capital associated with the Scheme (the “Capital Reduction Record Time”) either on terms that the original or any subsequent holders thereof shall be bound by the Scheme or in respect of which the holder thereof shall have agreed in writing to be bound by the Scheme. Scheme Shares, however, do not include any ClinPhone shares beneficially owned by the ClinPhone Employee Benefit Trust to be used to satisfy any obligations under the ClinPhone Long Term Incentive Plan and any shares of ClinPhone held in treasury by or on behalf of or for the benefit of any member of the PAREXEL group companies.
In addition, the Scheme will require the approval of special resolutions (the “General Meeting Resolutions”) approving the reduction in capital and certain consequential amendments to ClinPhone’s articles of association at an extraordinary general meeting of ClinPhone shareholders (the “General Meeting”) by at least three-fourths of the votes cast. If the Scheme becomes effective, it will be binding on all ClinPhone shareholders, irrespective of whether they attended or voted at the Court Meeting or the General Meeting. Under the Implementation Agreement, in lieu of the Scheme, BidCo reserves the right to implement the Acquisition by means of a takeover offer in accordance with the Rule 2.5

Announcement, provided that either the takeover offer is made with the prior written consent of ClinPhone (which consent will not be unreasonably withheld or delayed) or the takeover offer is announced after the board of directors of ClinPhone (the “ClinPhone Board”) has withdrawn or adversely modified or qualified its recommendation to ClinPhone shareholders to vote in favor of the Scheme and the General Meeting Resolutions. The Offer is also subject to the satisfaction or waiver of certain other conditions set forth in the Rule 2.5 Announcement.
ClinPhone has agreed to pay BidCo an inducement fee of 1% of the value of the Acquisition (calculated by reference to the price per ClinPhone share and the fully diluted share capital of ClinPhone as at the date of the 2.5 Announcement) if, in summary: (i) before the Scheme (or the Offer, if applicable) lapses or is withdrawn, an announcement regarding a third party transaction is made and the Scheme does not become effective; (ii); the ClinPhone Board does not give, withdraws, qualifies or adversely modifies its recommendation that ClinPhone shareholders vote in favor of the Scheme at the Court Meeting and in favor of the General Meeting Resolutions at the General Meeting, or agrees or resolves to recommend a third party transaction; or (iii) the Scheme is approved by the ClinPhone shareholders at the Court Meeting and the General Meeting Resolutions are passed at the General Meeting by the requisite majorities but ClinPhone does not seek the relevant Court Orders or does not file the orders of the Court with the Registrar of Companies in England and Wales.
The Implementation Agreement may be terminated, among other ways,: (a) by the express written consent of the parties at any time prior to the Effective Date, which, if the Acquisition is effected by way of the Scheme, is the date on which the Scheme becomes effective in accordance with its terms or, if the Acquisition is effected by way of the Offer, the date on which the Offer becomes or is declared wholly unconditional in all respects in accordance with its terms); (b) if the Effective Date has not occurred by September 13, 2008 (which date may be extended to December 13, 2008 if a competing third-party proposal is announced or there is any delay to the implementation of the Scheme due to the requirements of any relevant authority); (c) by written notice from one party to the other following a material breach by such other party of any of the provisions of this Agreement which, if capable of remedy, has not been remedied within 10 days of a notice from the first party requesting the remedy; (d) if ClinPhone shareholders fail to pass by the required majorities the resolutions to be proposed at the Court Meeting in connection with the Acquisition and/or fail to pass by the required majority the resolutions to be proposed at the General Meeting in connection with the Acquisition and BidCo has not elected, within 10 business days of the date of the relevant meeting, to implement the Acquisition by means of the Offer; (e) if the Court refuses to sanction the Scheme or the Capital Reduction; (f) if BidCo determines to implement the Acquisition by way of the Offer, if the Offer lapses or is withdrawn; or (g) if the directors of ClinPhone unanimously publicly recommend to ClinPhone shareholders a competing third-party proposal and PAREXEL confirms in writing to ClinPhone that it wishes to terminate the Implementation Agreement.
PAREXEL has obtained committed funds to finance the Offer by means of a credit agreement entered into on June 13, 2008. For a description of the credit agreement, see the section titled “Credit Agreement” below.
The foregoing description of the Implementation Agreement and the Rule 2.5 Announcement does not purport to be complete and is qualified in its entirety by reference to the Implementation Agreement and the Rule 2.5 Announcement, which are attached as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K. It is expected that the Scheme document will be sent to ClinPhone shareholders as soon as reasonably practicable.

Credit Agreement
On June 13, 2008, PAREXEL, certain subsidiaries of PAREXEL, JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Europe Limited, as London Agent, and the lenders party thereto (the “Lenders”) entered into a five-year term loan and revolving credit facility (the “Credit Agreement”) in the principal amount of up to $300 million (collectively, the “Loan Amount”), plus an additional amount of up to $50 million subject to specified terms and conditions.
The Credit Agreement has been entered into to ensure that BidCo has sufficient resources to enable it to satisfy the maximum cash consideration that it may be required to pay pursuant to the Acquisition. It is a requirement of the City Code that before any entity issues a public announcement of its intention to make an offer to acquire the shares of a United Kingdom listed company under Rule 2.5 of the City Code, both the offeror and the offeror’s financial adviser must be satisfied that the offeror has the requisite resources to complete the proposed acquisition. In this regard the proportion of the Loan Amount that is required for the purposes of the cash consideration that may be paid under the terms of the Offer (whether such offer is implemented by way of a takeover offer or scheme of arrangement) is made available on a ‘certain funds’ basis, with the consequence that once all conditions to first borrowing under the Credit Agreement have been satisfied, the obligations of the Lenders to provide the loans and letters of credit described in the Credit Agreement may only be avoided in specific circumstances. Amongst other conditions, the obligations of Lenders to make loans and participate in letters of credit under the Credit Agreement are subject to the occurrence of either the effective date of the scheme of arrangement (in circumstances where the offer is implemented by way of scheme of arrangement) or (in circumstances where the offer is implemented by way of a takeover offer) the date on which the takeover offer becomes or is declared unconditional in all respects.
JP Morgan Cazonove, as the financial advisor to BidCo, has reviewed the terms of the Credit Agreement, as well as other resources that are available to BidCo and has provided its confirmation that it is satisfied that sufficient financial resources will be made available to BidCo to enable BidCo to satisfy the maximum cash consideration that may be payable under the terms of the offer, as set out in the Rule 2.5 Announcement.
Until such time as either PAREXEL or BidCo borrows under the Credit Agreement, PAREXEL’s existing $100,000,000 Amended and Restated Credit Agreement, dated as of September 18, 2007, will remain in full force and effect (the “Existing Credit Facility”). Upon first drawdown under the Credit Agreement all loans under the Existing Credit Facility shall be repaid and all commitments thereunder terminated.
The loan facility available under the Credit Agreement consists of a term loan facility and a revolving credit facility. The principal amount of up to $150,000,000 of the Loan Amount is to be made available through a term loan and the principal amount of up to $150,000,000 is to be made available in a revolving credit facility. A portion of the Loan Amount is available for swingline loans of up to $20 million to be made by JP Morgan Chase Bank, N.A. subject to specified terms and conditions. Pursuant to the terms of the Credit Agreement, PAREXEL is permitted to borrow funds from the Lenders up to the Loan Amount with a $10 million sublimit for letters of credit. The Credit Agreement is intended to provide funds for acquisitions, including the proposed acquisition of ClinPhone described above, to repay outstanding amounts under PAREXEL’s existing loan arrangements and to refinance certain indebtedness of ClinPhone, for stock repurchases and for other general corporate purposes of PAREXEL and its subsidiaries.
Borrowings made under the Credit Agreement bear interest, at PAREXEL’s determination, at a rate based on either prime (or, if higher, the federal funds rate plus 50 basis points) plus a margin (not to exceed a per annum rate of .750%) based on a ratio of consolidated total debt to consolidated earnings before interest, taxes, depreciation and amortization (EBITDA) (the “Leverage Ratio”) or based on LIBOR plus a margin (not to exceed a per annum rate of 1.750%) based on the Leverage Ratio. Loans outstanding under the Loan Agreement may be prepaid at any time in whole or in part without premium or penalty, other than customary breakage costs, if any, subject to the terms and conditions contained in the Credit Agreement. The Credit Agreement terminates and any outstanding loans under it mature on June 13, 2013.
The obligations of PAREXEL under the Credit Agreement may be accelerated upon the occurrence of an event of default under the Credit Agreement, which includes customary events of default, including payment defaults, defaults in the performance of affirmative and negative covenants, the inaccuracy of representations or warranties, bankruptcy and insolvency related defaults, cross defaults to material indebtedness, defaults relating to such matters as ERISA and judgments, and a change of control default. The Credit Agreement contains negative covenants applicable to PAREXEL and its subsidiaries, including financial covenants requiring PAREXEL to comply with maximum leverage ratios, minimum interest coverage ratios, a minimum net worth test and maximum capital expenditures requirements, as well as restrictions on liens, investments, indebtedness, fundamental changes, acquisitions, dispositions of property, making specified restricted payments (including stock repurchases exceeding an agreed to percentage of consolidated net income), and transactions with affiliates.
In connection with the Credit Agreement, PAREXEL agreed to pay a commitment fee on the term loan commitment, payable quarterly calculated as a percentage of the unused amount of the term loan commitments at a per annum rate of 0.30%, and a commitment fee on the revolving loan commitment calculated as a percentage of the unused amount of the revolving loan commitments at a per annum rate of up to 0.375% (based on the Leverage Ratio). To the extent there are letters of credit outstanding under the Credit Agreement, PAREXEL will pay to the administrative agent letter of credit fees plus a fronting fee and additional charges. PAREXEL also agreed to pay JPMorgan Chase Bank, N.A. (i) an arrangement fee, (ii) an upfront fee, (iii) a fronting fee, (iv) an annual administration fee and (v) a ticking fee.
PAREXEL has banking relationships with JPMorgan Chase Bank, N.A. and from time to time may have banking relationships with other parties to the Credit Agreement.
The Credit Agreement may be subject to “market flex” provisions customary for syndicated loans of this type which provide the Administrative Agent, the initial Lenders and the Arrangers, after consulting with PAREXEL, the ability to increase the pricing on the loan (subject to a specified cap) and modify other provisions of the Credit Agreement (including adding security for PAREXEL’s obligations) if such changes are advisable to the successful syndication of the facility.
The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under An Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above with respect to the Credit Agreement is incorporated herein in its entirety.

Item 8.01 Other Events
On June 13, 2008, PAREXEL issued a press release announcing the Acquisition. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit
No.	Description

2.1	Implementation Agreement dated June 13, 2008, by and between PAREXEL International Holding UK Limited, , a company incorporated in England and Wales, and ClinPhone plc, a company incorporated in England and Wales.

2.2	Rule 2.5 Announcement.

10.1	Credit Agreement (the “Credit Agreement”) dated as of June 13, 2008, among PAREXEL International Corporation, a Massachusetts corporation (the “Administrative Borrower”), PAREXEL International Holding B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) (the “Dutch Borrower”), PAREXEL International Holding UK Limited, a company incorporated in England and Wales (“BidCo”; and together with the Administrative Borrower, the Dutch Borrower and the other entities designated as Borrowers pursuant to the Credit Agreement, the “Borrowers”), the subsidiaries of the Borrowers party thereto, the lenders party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, and J.P. MORGAN EUROPE LIMITED, as London Agent (each such term as defined therein).

99.1	Press release dated June 13, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAREXEL International Corporation

Date: June 13, 2008	By:	/S/ Douglas A. Batt
		Name:	Douglas A. Batt
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

2.1	Implementation Agreement dated June 13, 2008, by and between PAREXEL International Holding UK Limited, , a company incorporated in England and Wales, and ClinPhone plc, a company incorporated in England and Wales.

2.2	Rule 2.5 Announcement.

10.1	Credit Agreement (the “Credit Agreement”) dated as of June 13, 2008, among PAREXEL International Corporation, a Massachusetts corporation (the “Administrative Borrower”), PAREXEL International Holding B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) (the “Dutch Borrower”), PAREXEL International Holding UK Limited, a company incorporated in England and Wales (“BidCo”; and together with the Administrative Borrower, the Dutch Borrower and the other entities designated as Borrowers pursuant to the Credit Agreement, the “Borrowers”), the subsidiaries of the Borrowers party thereto, the lenders party hereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Europe Limited, as London Agent.

99.1	Press release dated June 13, 2008.